UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2015

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2015 we executed a non-binding memorandum of understanding dated March 23, 2015 with Global Stem Cell & Regenerative Medicine Acceleration Center of Korea in order to collaborate research in stem cell and regenerative medicine. Both parties will absorb their own expenses related to the memorandum of understanding. The memorandum of understanding is for three years unless one of the parties provides written notice terminating the memorandum of understanding.

On April 7, 2015 we executed a non-binding memorandum of understanding dated March 25, 2015 with CureCell Co., Ltd. of Korea as an initial step for finalizing a joint venture to develop and bring to market Orgenesis' Autologous Insulin Producing cell therapy product in Korea. The parties jointly aim to raise all the available funds from both public and private sectors. The memorandum of understanding is intended to be finalized by a definitive agreement and will be in effect until we sign a formal agreement with CureCell or either party withdraws their collaboration.

Item 9.01.	Financial Statements and Exhibits.

10.1	March 23, 2015 Memorandum of Understanding with Global Stem Cell & Regenerative Medicine Acceleration Center
10.2	March 25, 2015 Memorandum of Understanding with CureCell Co., Ltd.
99.1	News Release of April 7, 2015
99.2	News Release of April 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

April 9, 2015